Exhibit 99.1

SECURITY CAPITAL ASSURANCE LTD EXCHANGE OFFER EXPIRES

Hamilton, Bermuda, December 20, 2007– Security Capital Assurance Ltd (NYSE: SCA) (“SCA” or the “Company”) announced today the completion on December 19, 2007 of its previously announced offer to exchange (the “Exchange Offer”) up to 250,000 Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, $0.01 par value, $1,000 liquidation preference per share, which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for all issued and outstanding privately placed Fixed/Floating Series A Non-Cumulative Preference Shares (the “Initial Shares”).  The Company confirmed that 250,000, or 100 percent of the Initial Shares, were tendered prior to the expiration of the Exchange Offer at 5:00 p.m. (EST) on December 19, 2007 and were accepted for exchange by the Company.

This announcement does not constitute an offer to sell or buy any security or a solicitation of any offer to buy any securities.  The exchange offer was made solely by means of a prospectus dated November 19, filed with the Securities and Exchange Commission on Form S-4.

About Security Capital Assurance
Security Capital Assurance Ltd is a holding company domiciled in Bermuda whose common shares are listed on the New York Stock Exchange (NYSE: SCA).  For more information please visit http://www.scafg.com.

Contact:

Investors Frank Constantinople +1 441-279-7450 frank.constantinople@scafg.com	Media Michael Gormley +1 441-279-7450 michael.gormley@scafg.com Catherine Jones +1 212-333-3810 cjones@brunswickgroup.com

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